Exhibit 10.12(b)

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT dated December 3, 2007 (this “Amendment”) amends the Employment Agreement dated September 1, 2003 (the “Agreement”) by and between Targacept, Inc., a Delaware corporation (the “Company”), and Jeffrey P. Brennan (“Employee”).

RECITALS :

WHEREAS the Company and Employee propose to amend the Agreement to conform the term thereof to the term of other employment agreements between the Company and members of its executive management team.

NOW, THEREFORE, in furtherance of the purposes described herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

1. Section 2 of the Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“This Agreement shall commence as of the date first written above (the “Effective Date”) and continue until terminated as provided in Section 6 or Section 7 (such period, the “Term”).”;

2. Notices to Employee under the Agreement shall be sent to Jeffrey P. Brennan, 4641 Cherryhill Lane, Winston-Salem, North Carolina 27106;

3. As amended by this Amendment, the Agreement shall continue in full force and effect; and

4. This Amendment shall be construed and enforced according to the laws of the State of North Carolina, without regard to the principles of conflicts of laws.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed in behalf of the Company and Employee on the day and year first above written.

TARGACEPT, INC.

By:	/s/ J. Donald deBethizy
Name:	J. Donald deBethizy
Title:	President & CEO

EMPLOYEE

/s/ Jeffrey P. Brennan
Jeffrey P. Brennan

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